Exhibit 99.1

News Release

Wabtec Reports First Quarter 2021 Results;

Updates 2021 Guidance

•	Delivered Strong Cash Flow from Operations of $292 Million

•	First Quarter Reported GAAP Earnings Per Share of $0.59; Adjusted EPS of $0.89

•	Converted Key Long-term Orders, Strengthening Book-to-Bill

•	Expanded Into Global Maintenance of Way Market with Strategic Acquisition of Nordco

•	On-track to Deliver $250 Million Run-Rate of Synergies From GE Transportation Merger in 2021

PITTSBURGH, April 29, 2021 – Wabtec Corporation (NYSE: WAB) today reported first quarter 2021 earnings per diluted share of $0.59 and adjusted earnings per diluted share of $0.89, versus earnings per diluted share of $0.58 and adjusted earnings per diluted share of $0.97 a year ago. Total sales were $1.8 billion and cash from operations was strong at $292 million.

“Wabtec had a strong operational quarter,” said Rafael Santana, Wabtec’s president and chief executive officer. “Our team continued to deliver for our customers, while driving significant cash generation and aggressively reducing costs. This solid execution, balanced with investments in high-return opportunities, like our recent strategic acquisition of Nordco, will continue to create value and drive strong returns for shareholders.

“We are seeing continued signs of recovery happening across the global Freight and Transit rail markets. Freight volumes and equipment utilization are gradually improving, demand for freight aftermarket services is increasing, and sustainable investment in global transit remains strong. These directional trends, along with our backlog, strong cash flow and order pipeline position Wabtec to deliver profitable long-term growth.”

First Quarter 2021 Financial Summary

In the first quarter of 2021, Wabtec had cash from operations of $292 million, sales of $1.8 billion and GAAP earnings per diluted share of $0.59. Adjusted earnings per diluted share was $0.89 and excluded after-tax expenses of $0.06 for restructuring and transaction costs and $0.27 for non-cash amortization expense, offset by $0.03 for foreign currency gains (see reconciliation table).

Backlog improved sequentially driven by orders for modernizations, service agreements and Transit products. At March 31, 2021, Wabtec’s total multi-year backlog was $21.7 billion, which was higher than at December 31, 2020 as OEM and after-market orders increased in Freight. At March 31, 2021 the 12-month backlog was $5.7 billion which was $185 million higher than December 31, 2020.

News Release

2021 Financial Guidance

•

Wabtec updated its 2021 sales guidance to a range of $7.7 billion to $7.9 billion, GAAP earnings per diluted share guidance to between $2.80 to $3.05 and adjusted earnings per diluted share to between $4.05 to $4.30. The adjusted guidance excludes estimated expenses for restructuring and amortization expenses.

•

With cost actions and synergies stemming from the Wabtec and GE Transportation merger on-track, we expect to achieve a run rate savings of $250 million in 2021 as well as margin expansion through continued cost actions. For full year 2021, Wabtec expects strong cash flow generation with operating cash flow conversion greater than 90%.

2021 First Quarter Consolidated Results

•

Sales were $1.8 billion versus $1.9 billion in the same period a year ago. The decrease compared to the year-ago quarter was primarily driven by lower sales in Freight Equipment, but partially offset by growth in Freight Services.

•

Income from operations was $192 million (10.5 percent of sales) and adjusted income from operations was $277 million (15.1 percent of sales), which was unfavorably impacted by lower sales in Freight primarily due to lower deliveries of locomotives in North America offset somewhat by realization of synergies and cost actions. Adjusted income from operations excluded pre-tax expenses of $85 million, of which $70 million is for non-cash amortization expense and $16 million is for restructuring and transaction costs (see reconciliation table).

•	Net interest expense was $48 million and the reported and adjusted effective tax rate for the quarter was 27.5 percent including certain discrete tax expenses of about $3 million during the quarter.

•

EBITDA, which Wabtec defines as earnings before interest, taxes, depreciation and amortization was $324 million and adjusted EBITDA was $340 million. Adjusted EBITDA excluded pre-tax expenses of $16 million for transaction and restructuring costs (see reconciliation table).

2021 First Quarter Freight Segment Results

•

Freight segment sales of $1.2 billion decreased by 9 percent from the year-ago quarter. The decrease was due to lower organic sales of $115 million. Freight segment sales benefited from growth in Freight Services as result of higher modernizations, lower locomotive parking and higher utilization, as well as higher mining sales. This growth was offset by on-going disruption due to the COVID-19 pandemic and lower deliveries of locomotives in North America.

•

Freight segment income from operations was $142 million (12.0 percent of segment sales) and adjusted income from operations of $214 million (18.1 percent of segment sales). Freight segment adjusted income from operations decreased 11 percent from the year-ago quarter primarily driven by mix of sales, lower absorption of fixed costs due to decreased locomotive deliveries offset somewhat by synergies and lower operating costs.

News Release

2021 First Quarter Transit Segment Results

•

Transit segment sales of $647 million increased by 3 percent from the year-ago quarter. Organic sales decreased by $31 million but were offset by favorable foreign currency exchange rates of $49 million. Organic transit segment sales were primarily impacted by the on-going disruption caused by the COVID-19 pandemic.

•

Transit segment income from operations was $70 million (10.8 percent of segment sales) and adjusted income from operations was $79 million (12.2 percent of segment sales). Transit segment adjusted income from operations increased from the year-ago quarter by 6 percent as a result of continued improvement in operational performance, improved risk management and cost actions.

Cash Flow and Liquidity Summary

•

The company generated cash from operations of $292 million for the first quarter compared to cash used for operations of $82 million a year ago. The strong cash performance during the quarter was driven by good operational performance and focused working capital management, along with a benefit of $93 million from accounts receivable securitization.

•

At the end of the quarter, the company had cash and cash equivalents of $484 million and debt of $4.3 billion. At March 31, 2021 the company’s total available liquidity, which includes $484 million in cash and cash equivalents plus $1.2 billion available under current credit facilities, was $1.7 billion.

•	As previously announced on March 23, 2021, Wabtec completed its acquisition of Nordco for approximately $400 million in cash. Nordco joined Wabtec as a part of its Freight Services group.

Conference Call Information

Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 10152678).

About Wabtec Corporation

Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort.    Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a leader in mining, marine, and industrial solutions. Based in Pittsburgh, PA, Visit: www.WabtecCorp.com

News Release

Information about non-GAAP Financial Information and Forward-Looking Statements

Wabtec’s earnings release and 2021 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense, adjusted earnings per diluted share and book-to-bill ratio. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Wabtec defines book-to-bill ratio, for which there is no comparable GAAP financial measure, as orders divided by sales. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “GE Transportation merger”), statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies from the GE Transportation merger; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from acquisitions, including the GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of acquisitions, including the GE Transportation merger, including as a result of integrating acquired targets into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal,

News Release

regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; (13) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, and (14) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact

Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact

Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

Appendix A

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Net sales	$1,830.2	$1,929.9
Cost of sales	(1,296.0)	(1,351.2)

Gross profit	534.2	578.7
Gross profit as a % of Net Sales	29.2%	30.0%
Selling, general and administrative expenses	(235.4)	(243.4)
Engineering expenses	(37.7)	(49.0)
Amortization expense	(69.5)	(69.0)

Total operating expenses	(342.6)	(361.4)
Operating expenses as a % of Net Sales	18.7%	18.7%
Income from operations	191.6	217.3
Income from operations as a % of Net Sales	10.5%	11.3%
Interest expense, net	(47.6)	(53.3)
Other income (expense), net	14.2	(14.8)

Income before income taxes	158.2	149.2
Income tax expense	(43.5)	(38.0)
Effective tax rate	27.5%	25.5%
Net income	114.7	111.2
Less: Net (income) loss attributable to noncontrolling interest	(2.3)	0.4

Net income attributable to Wabtec shareholders	$112.4	$111.6

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.59	$0.58

Diluted
Net income attributable to Wabtec shareholders	$0.59	$0.58

Basic	188.5	190.8

Diluted	188.9	191.4

Segment Information
Freight Net Sales	$1,183.3	$1,301.0
Freight Income from Operations	$141.8	$161.7
Freight Operating Margin	12.0%	12.4%
Transit Net Sales	$646.9	$628.9
Transit Income from Operations	$70.1	$68.6
Transit Operating Margin	10.8%	10.9%

Backlog Information (Note: 12-month is a sub-set of total)	March 31, 2021	December 31, 2020
Freight Total	$18,005.5	$17,887.1
Transit Total	3,666.0	3,704.2

Wabtec Total	$21,671.5	$21,591.3

Freight 12-Month	$3,910.2	$3,586.3
Transit 12-Month	1,796.0	1,934.4

Wabtec 12-Month	$5,706.2	$5,520.7

Appendix B

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In millions	March 31, 2021	December 31, 2020
Cash and cash equivalents	$483.5	$598.7
Receivables, net	1,403.0	1,412.5
Inventories	1,671.5	1,642.1
Other current assets	221.0	226.5

Total current assets	3,779.0	3,879.8
Property, plant and equipment, net	1,575.5	1,601.6
Goodwill	8,625.7	8,485.2
Other intangible assets, net	3,927.2	3,869.2
Other noncurrent assets	635.8	618.7

Total assets	$18,543.2	$18,454.5

Current liabilities	$3,168.9	$3,226.3
Long-term debt	3,923.3	3,792.2
Long-term liabilities - other	1,273.9	1,283.3

Total liabilities	8,366.1	8,301.8
Shareholders’ equity	10,144.1	10,122.3
Noncontrolling interest	33.0	30.4

Total shareholders’ equity	10,177.1	10,152.7

Total Liabilities and Shareholders’ Equity	$18,543.2	$18,454.5

Appendix C

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
In millions	2021	2020
Operating activities
Net income	$114.7	$111.2
Non-cash expense	115.6	85.5
Receivables	9.3	(22.6)
Inventories	(11.2)	(23.5)
Accounts Payable	47.0	(60.2)
Other assets and liabilities	16.8	(172.3)

Net cash provided by (used for) operating activities	292.2	(81.9)
Net cash used for investing activities	(422.0)	(62.6)
Net cash provided by financing activities	7.7	183.5
Effect of changes in currency exchange rates	6.9	(27.3)

(Decrease) increase in cash	(115.2)	11.7
Cash and cash equivalents, beginning of period	598.7	604.2

Cash and cash equivalents, end of period	$483.5	$615.9

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	First Quarter 2021 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$1,830.2	$534.2	$(342.6)	$191.6	$(33.4)	$(43.5)	$114.7	$(2.3)	$112.4	$0.59
Restructuring & Transaction costs	—	4.1	11.4	15.5	—	(4.3)	11.2	—	$11.2	$0.06
Non-cash Amortization expense	—	—	69.5	69.5	—	(19.1)	50.4	—	50.4	$0.27
Foreign Exchange Gain	—	—	—	—	(8.6)	2.4	(6.2)	—	(6.2)	$(0.03)

Adjusted Results	$1,830.2	$538.3	$(261.7)	$276.6	$(42.0)	$(64.5)	$170.1	$(2.3)	$167.8	$0.89

Fully Diluted Shares Outstanding										188.9

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	First Quarter 2020 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$1,929.9	$578.7	$(361.4)	$217.3	$(68.1)	$(38.0)	$111.2	$0.4	$111.6	$0.58
Restructuring, Transaction, & Litigation costs	—	1.4	15.5	16.9	—	(4.3)	12.6	—	12.6	$0.07
Non-cash Amortization expense	—	—	69.0	69.0	—	(17.6)	51.4	—	51.4	$0.27
Foreign Exchange Loss	—	—	—	—	13.8	(3.5)	10.3	—	10.3	$0.05

Adjusted Results	$1,929.9	$580.1	$(276.9)	$303.2	$(54.3)	$(63.4)	$185.5	$0.4	$185.9	$0.97

Fully Diluted Shares Outstanding										191.4

Appendix E

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
2021 Q1 EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$191.6		$14.2		$118.3		$324.1		$15.5		$339.6

Wabtec Corporation
2020 Q1 EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$217.3		($14.8)		$114.4		$316.9		$16.9		$333.8

Appendix F

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

SALES BY PRODUCT LINE

(UNAUDITED)

	Three Months Ended March 31,
In millions	2021	2020
Freight Segment
Equipment	$261.8	$408.0
Components	202.5	220.4
Digital Electronics	156.5	173.6
Services	562.5	499.0

Total Freight Segment	1,183.3	1,301.0

Transit Segment
Original Equipment Manufacturer	$286.8	$287.0
Aftermarket	360.1	341.9

Total Transit Segment	646.9	628.9

Appendix G

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS—BY SEGMENT

(UNAUDITED)

	Three Months Ended March 31,
In millions	2021	2020
Freight Segment Reported Income from Operations	$141.8	$161.7
Freight Segment Reported Margin	12.0%	12.4%
Restructuring & Transaction costs	7.8	14.8
Non-cash Amortization expense	64.5	64.1

Freight Segment Adjusted Income from Operations	$214.1	$240.6

Freight Segment Adjusted Margin	18.1%	18.5%
Transit Segment Reported Income from Operations	$70.1	$68.6
Transit Segment Reported Margin	10.8%	10.9%
Restructuring & Transaction costs	3.8	1.1
Non-cash Amortization expense	5.0	4.9

Transit Segment Adjusted Income from Operations	$78.9	$74.6

Transit Segment Adjusted Margin	12.2%	11.9%